 CUSIP No. 723481107                  13-G                   Page  7 of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
               ---------------------------------------------------


                               SEPTEMBER 10, 1999
               ---------------------------------------------------


               MORGAN STANLEY DEAN  WITTER & CO. and MILLER ANDERSON & SHERRERD,

               LLP hereby  agree that, unless  differentiated, this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
            --------------------------------------------------------------------
            Robert G. Koppenol / Principal Morgan Stanley & Co.  Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
            --------------------------------------------------------------------
            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).